Exhibit 5.1

Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

June 12, 2023

Sunworks, Inc.

1555 Freedom Boulevard

Provo, UT 84604

Re:	Sunworks, Inc. — Registered Direct Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Sunworks, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company of an aggregate of 4,050,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Shares are to be issued pursuant to the (i) Registration Statement on Form S-3 (File No. 333-265336) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 1, 2022 and declared effective on August 5, 2022 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) base prospectus included in the Registration Statement, dated August 5, 2022 (the “Base Prospectus”), (iii) prospectus supplement filed by the Company with the Commission on June 12, 2023 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”), and (iv) Securities Purchase Agreement, dated June 8, 2023 (the “Purchase Agreement”), by and among the Company and the purchasers named therein (collectively, the “Purchasers”). You have requested our opinion with respect to certain matters in connection with the Offering.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied upon the certificates of certain officers of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against the purchase price therefor, in the manner described in the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid, and nonassessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission as of the date hereof, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sunworks, Inc.

June 12, 2023

Page Two

This opinion is intended solely for use in connection with the offer and sale of the Shares pursuant to the Registration Statement, the Prospectus and the Purchase Agreement, and may only be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.